                                                                     EXHIBIT 1.2


                         BEHRINGER HARVARD REIT I, INC.

                           WARRANT PURCHASE AGREEMENT

                                __________, 2002

This Warrant Purchase Agreement (the "Agreement") is made by and between Behringer Harvard REIT I, Inc., a Maryland corporation (the "Company"), and Behringer Securities LP (the "Warrantholder").


The Company hereby agrees to issue and sell, and the Warrantholder agrees to purchase, for the total purchase price of $0.0008 per warrant or an aggregate of up to $2,816, warrants as hereinafter described (the "Soliciting Dealer Warrants") to purchase up to an aggregate of 3,520,000 Shares (subject to adjustment pursuant to Section 8 hereof) of the Company's common stock, $0.0001 par value (the "Shares"). The Soliciting Dealer Warrants are being purchased in connection with a public offering of an aggregate of 88,000,000 Shares (the "Offering"), pursuant to that certain Dealer Manager Agreement (the "Dealer Manager Agreement"), dated _____________, 2002 between the Company and the Warrantholder as the Dealer Manager.


The issuance of the Soliciting Dealer Warrants shall be made in book-entry form only (until such time as the Company begins issuing certificates evidencing its Soliciting Dealer Warrants which shall be no later than such time as the Company begins issuing certificates for its Shares) on a quarterly basis commencing 60 days after the date on which Shares are first sold pursuant to the Offering and such issuances shall be subject to the terms and conditions set forth in the Dealer Manager Agreement.

In consideration of the foregoing and for the purpose of defining the terms and provisions of the Soliciting Dealer Warrants and the respective rights and obligations thereunder, the Company and the Warrantholder, for value received, hereby agree as follows:

1. FORM AND TRANSFERABILITY OF SOLICITING DEALER WARRANTS.

(A) REGISTRATION. The Soliciting Dealer Warrant(s) shall be registered on the books of the Company (and upon issuance of certificates evidencing such Soliciting Dealer Warrants, shall be numbered) when issued.

(B) FORM OF SOLICITING DEALER WARRANTS. The text and form of the Soliciting Dealer Warrant and of the Election to Purchase shall be substantially as set forth in Exhibit A and Exhibit B, respectively, attached hereto and incorporated herein. The price per Share (the "Warrant Price") and the number of Shares issuable upon exercise of the Soliciting Dealer Warrants are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Soliciting Dealer Warrants shall be dated as of the date of signature thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

(C) TRANSFER. The Soliciting Dealer Warrants shall be transferable only on the books of the Company maintained at its principal office or that of its designated transfer agent, if designated, upon delivery thereof duly endorsed by the Warrantholder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver a new Soliciting Dealer Warrant to the person entitled thereto. Assignments or transfers shall be made pursuant to the form of Assignment attached as Exhibit C hereto.

(D) LIMITATIONS ON TRANSFER OF SOLICITING DEALER WARRANTS. The Soliciting Dealer Warrants shall not be sold, transferred, assigned, exchanged or hypothecated by the Warrantholder for a period of one year following the effective date of the offering of the Company's shares of common stock, except to: (i) one or more persons, each of whom on the date of transfer is an officer and director or partner of a Warrantholder or an officer and director or partner of a successor to a Warrantholder as provided in clause (iv) of this Subsection (D); (ii) a partnership or partnerships, all of the partners of which are a Warrantholder and one or more persons, each of whom on the date of transfer is an officer and director of a Warrantholder or an officer and director or partner of a successor to a Warrantholder; (iii) broker-dealer firms which have executed, and are not then in default of, the Selected Dealer Agreements regarding the Offering (the "Selling Group") and one or more persons, each of whom on the date of transfer is an officer and director or partner of a member of the Selling Group or an officer and director or partner of a successor to a member of the Selling Group;
(iv) a successor to a Warrantholder or a successor to a member of the Selling Group through merger or consolidation; (v) a purchaser of all or substantially all of a Warrantholder's or Selling Group members' assets; or (vi) by will, pursuant to the laws of descent and distribution, or by operation of law; provided, however, that any securities transferred pursuant to clauses (i) through (vi) of this subsection (D) shall remain subject to the transfer restrictions specified herein for the remainder of the initially applicable one year time period. The Soliciting Dealer Warrant may be divided or combined, upon written request to the Company by the Warrantholder, into a certificate or certificates representing the right to purchase the same aggregate number of shares.

Unless the context indicates otherwise, the term "Warrantholder" shall include any transferee of the Soliciting Dealer Warrant pursuant to this Subsection (D), and the term "Warrant" shall include any and all Soliciting Dealer Warrants outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange, substitution or transfer pursuant to this Agreement.

(E) EXCHANGE OR ASSIGNMENT OF SOLICITING DEALER WARRANT. Any Soliciting Dealer Warrant certificate may be exchanged without expense for another certificate or certificates entitling the Warrantholder to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitled such Warrantholder to purchase. Any Warrantholder desiring to exchange a Soliciting Dealer Warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate evidencing the Soliciting Dealer Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Soliciting Dealer Warrant certificate as so requested.

Any Warrantholder desiring to assign a Soliciting Dealer Warrant shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate evidencing the Soliciting Dealer Warrant to be so assigned, with an instrument of assignment duly executed accompanied by proper evidence of assignment, succession or authority to transfer, and funds sufficient to pay any transfer tax, whereupon the Company shall, without charge, execute and deliver a new Soliciting Dealer Warrant certificate in the name of the assignee named in such instrument of assignment and the original Soliciting Dealer Warrant certificate shall promptly be cancelled.

2. TERMS AND EXERCISE OF SOLICITING DEALER WARRANTS.

(A) EXERCISE PERIOD. Subject to the terms of this Agreement, the Warrantholder shall have the right to purchase one Share from the Company at a price of $12.00 (120% of the public offering price per Share) during the time period beginning one year from the effective date of the Offering and ending on the date five years after the effective date of the Offering (the "Exercise Period"), or if any such date is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, to purchase from the Company up to the number of fully paid and nonassessable Shares which the Warrantholder may at the time be entitled to purchase pursuant to the Soliciting Dealer Warrant, a form of which is attached hereto as Exhibit A.

(B) METHOD OF EXERCISE. The Soliciting Dealer Warrant shall be exercised by surrender to the Company, at its principal office (currently located in Dallas, Texas) or at the office of the Company's stock transfer agent, if any, or at such other address as the Company may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company, of the certificate evidencing the Soliciting Dealer Warrant to be exercised, together with the form of Election to Purchase, included as Exhibit B hereto, duly completed and signed, and upon payment to the Company of the Warrant Price (as determined in accordance with the provisions of Sections 7 and 8 hereof), for the number of Shares with respect to which such Soliciting Dealer Warrant is then exercised together with all taxes applicable upon such exercise. Payment of the aggregate Warrant Price shall be made in (i) cash or by certified check or cashier's check, payable to the order of the Company, (ii) surrender of the portion of the Soliciting Dealer Warrant having an aggregate value based on the current market price (as defined in Section 9 hereof) as of the date of exercise, net of the Exercise Price relating thereto, equal to the aggregate Exercise Price of the Common Stock being purchased (the "Conversion Right"), or
(iii) any combination of the foregoing. A Soliciting Dealer Warrant may not be exercised unless and until such filings with the Commission (as hereinafter defined) have been made by the Company, in accordance with Section 11 herein, necessary for the registration statement pursuant to which the Shares are registered to meet the current prospectus requirements of the Securities Act of 1933, as amended (the "Securities Act"). A Soliciting Dealer Warrant may not be exercised if the Shares to be issued upon the exercise of the Soliciting Dealer Warrant have not been registered (or are exempt from registration) in the state of residence of the holder of the Soliciting Dealer Warrant or if a Prospectus (as such term is defined under the Securities Act required under the laws of such state cannot be delivered to the buyer on behalf of the Company. In addition, a holder of Soliciting Dealer Warrants may not exercise any Soliciting Dealer Warrants to the extent such exercise will cause such holder to exceed the ownership limits set forth in the Company's Articles of Incorporation, as amended. If any Soliciting Dealer Warrant has not been exercised by the end of the Exercise Period, it will terminate and the Warrantholder will have no further rights thereunder.

(C) PARTIAL EXERCISE. The Soliciting Dealer Warrants shall be exercisable, at the election of the Warrantholder during the Exercise Period, either in full or from time to time in part and, in the event that the Soliciting Dealer Warrant is exercised with respect to less than all of the Shares specified therein at any time prior to the completion of the Exercise Period, a new certificate evidencing the remaining Soliciting Dealer Warrants shall be issued by the Company.

(D) SHARE ISSUANCE UPON EXERCISE. Upon such surrender of the Soliciting Dealer Warrant certificate and payment of such Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to the Warrantholder in such name or names as the Warrantholder may designate in writing, a certificate or certificates for the number of full Shares so purchased upon the exercise of the Soliciting Dealer Warrant, together with cash, as provided in Section 9 hereof, with respect to any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of such Shares as of the close of business on the date of the surrender of the Soliciting Dealer Warrant and payment of the Warrant Price (as hereinafter defined), notwithstanding that the certificates representing such Shares shall not actually have been delivered or that the stock transfer books of the Company shall then be closed.

3. MUTILATED OR MISSING SOLICITING DEALER WARRANT.

In case the certificate or certificates evidencing the Soliciting Dealer Warrant shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate of certificates, or in lieu of and in substitution for the certificate or certificates lost, stolen or destroyed, a new Soliciting Dealer Warrant certificate or certificates of like tenor and date and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Soliciting Dealer Warrant, and of reasonable bond of indemnity, if requested, also satisfactory in form and amount and at the applicant's cost.

4. RESERVATION OF SHARES.

There has been reserved, and the Company shall at all times keep reserved so long as the Soliciting Dealer Warrant remains outstanding, out of its authorized Common Stock, such number of Shares as shall be subject to purchase under the Soliciting Dealer Warrant.

5. LEGEND ON SOLICITING DEALER WARRANT SHARES.

Each certificate for Shares initially issued upon exercise of the Soliciting Dealer Warrant, unless at the time of exercise such Shares are registered with the Securities and Exchange Commission (the "Commission"), under the Securities Act shall bear the following legend:

NO SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THESE SHARES SHALL BE MADE EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act of the securities represented thereby) shall also bear the above legend unless, in the opinion of such counsel as shall be reasonably approved by the Company, the securities represented thereby need no longer be subject to such restrictions.

6. PAYMENT OF TAXES.

The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of the Shares; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable with respect to any secondary transfer of the Soliciting Dealer Warrant or the Shares.

7. WARRANT PRICE.

The price per Share at which Shares shall be purchasable on the exercise of the Soliciting Dealer Warrant shall be $12.00 (the "Warrant Price").

8. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES.

The number and kind of securities purchasable upon the exercise of the Soliciting Dealer Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

(A) In case the Company shall: (i) pay a dividend in Common Stock or make a distribution in Common Stock; (ii) subdivide its outstanding Common Stock; (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock; or (iv) issue by reclassification of its Common Stock other securities of the Company, the number and kind of securities purchasable upon the exercise of the Soliciting Dealer Warrants immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the number and kind of securities of the Company which it would have owned or would have been entitled to receive after the happening of any of the events described above had the Soliciting Dealer Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this Subsection (A) shall become effective on the effective date of such event retroactive to the record date, if any, for such event.

(B) No adjustment in the number of securities purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of securities (calculated to the nearest full Share thereof) then purchasable upon the exercise of the Soliciting Dealer Warrant or, if the Soliciting Dealer Warrant is not then exercisable, the number of securities purchasable upon the exercise of the Soliciting Dealer Warrant on the first date thereafter that the Soliciting Dealer Warrant becomes exercisable; provided, however, that any adjustment which by reason of this Subsection (B) is not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

(C) Whenever the number of Shares purchasable upon the exercise of the Soliciting Dealer Warrant is adjusted as herein provided, the Warrant Price shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of the Soliciting Dealer Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter.

(D) For the purpose of this Section 8, the term "Common Stock" shall mean: (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement; or (ii) any other class of stock resulting from successive changes or reclassification of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 8, the Warrantholder shall become entitled to purchase any shares of the Company other than Common Stock, thereafter the number of such other shares so purchasable upon the exercise of the Soliciting Dealer Warrant and the Warrant Price shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this Section 8.

(E) Whenever the number of Shares and/or securities purchasable upon the exercise of the Soliciting Dealer Warrant or the Warrant Price is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholder by first class mail, postage prepaid, notice of such adjustment setting forth the number of Shares and/or securities purchasable upon the exercise of the Soliciting Dealer Warrant or the Warrant Price after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

(F) In case of any reclassification, capital reclassification, capital reorganization or other change in the outstanding shares of Common Stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution, or of a subdivision or combination of the Common Stock), or in case of any consolidation or merger of the Company with or into another corporation or entity (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change in the outstanding shares of Common Stock of the Company) as a result of which the holders of the Company's Common Stock become holders of other shares of securities of the Company or of another corporation or entity, or such holders receive cash or other assets, or in case of any sale or conveyance to another corporation of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrantholder an agreement that the Warrantholder shall have the right thereafter upon payment for the Warrant Price in effect immediately prior to such action to purchase upon the exercise of the Soliciting Dealer Warrant the kind and number of securities and property which it would have owned or have been entitled to have received after the happening of such reclassification, capital reorganization, change in the outstanding shares of shares of Common Stock of the Company, consolidation, merger, sale or conveyance had the Soliciting Dealer Warrant been exercised immediately prior to such action.

The agreement referred to in this Subsection (F) shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. The provisions of this Subsection (F) shall similarly apply to successive reclassification, capital reorganizations, changes in the outstanding shares of Common Stock of the Company, consolidations, mergers, sales or conveyances.

(G) Except as provided in this Section 8, no adjustment with respect to any dividends shall be made during the term of the Soliciting Dealer Warrant or upon the exercise of the Soliciting Dealer Warrant.

(H) No adjustments shall be made in connection with the public or other sale and issuance of the Shares pursuant to the Dealer Manager Agreement or the sale or issuance of Shares upon the exercise of the Soliciting Dealer Warrant or other warrants, options or other rights to purchase Shares.

(I) Irrespective of any adjustments in the Warrant Price or the number or kind of securities purchasable upon the exercise of the Soliciting Dealer Warrant, the Soliciting Dealer Warrant certificate or certificates theretofore or thereafter issued may continue to express the same price or number or kind of securities stated in the Soliciting Dealer Warrant initially issuable pursuant to this Agreement.

9. FRACTIONAL INTERESTS.

The Company shall not be required to issue fractional Shares or securities upon the exercise of the Soliciting Dealer Warrants. If any such fractional Share would, except for the provisions of this Section 9, be issuable upon the exercise of the Soliciting Dealer Warrants (or specified portion thereof), the Company may, at its election, pay an amount in cash equal to the then current market price multiplied by such fraction. For purposes of this Agreement, the term "current market price" shall mean: (a) if the Shares are traded in the over-the-counter market and not on the NASDAQ National Market ("NNM") or on any national securities exchange, the average between the per share closing bid and asked prices of the Shares for the 30 consecutive trading days immediately preceding the date in question, as reported by the NNM or an equivalent generally accepted reporting service; or (b) if the Shares are traded on the NNM or on a national securities exchange, the average for the 30 consecutive trading days immediately preceding the date in question of the daily per share closing prices of the Shares on the NNM or on the principal national stock exchange on which it is listed, as the case may be. The closing price referred to in clause
(b) above shall be the last reported sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices on the NNM or on the principal national securities exchange on which the Shares are then listed, as the case may be. If the Shares are not publicly traded, then the "current market price" shall mean $10 for the first three years following the termination of the Offering and thereafter, such amount as is determined in good faith by the Company's Board of Directors to be the fair market value of a Share.

10. NO RIGHTS AS STOCKHOLDER; NOTICES OF WARRANTHOLDER.

Nothing contained in this Agreement or in the Soliciting Dealer Warrant shall be construed as conferring upon the Warrantholder or its transferee any rights as a stockholder of the Company, either at law or in equity, including the right to vote, receive dividends, consent or notices as a stockholder with respect to any meeting of stockholders for the election of directors of the Company or for any other matter.

11. REGISTRATION OF SOLICITING DEALER WARRANTS AND SHARES PURCHASABLE
    THEREUNDER.

The Shares purchasable under the Soliciting Dealer Warrants are being registered as part of the Offering. The Company undertakes to make additional filings with the Commission to the extent required to keep the Shares registered through the Exercise Period; provided, however, that no such filings shall be required during the period in which the Commission in relevant no-action letters for comparable offerings takes the position that no enforcement action will be taken for the failure to make any such filing.

12. INDEMNIFICATION.

In the event of the filing of any registration statement with respect to the Soliciting Dealer Warrants or the Shares pursuant to Section 11 above, the Company and the Warrantholder (and/or selling Warrantholder or such holder of Shares, as the case may be), shall agree to indemnify and hold harmless the other to the same extent and in the same manner as provided in the Dealer Manager Agreement.

13. CONTRIBUTION.

In order to provide for just and equitable contribution under the Securities Act in any case in which: (a) the Warrantholder or any holder of Shares makes a claim for indemnification pursuant to Section 12 hereof, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right to appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 12 hereof provide for indemnification in such case; or (b) contribution under the Securities Act may be required on the part of the Warrantholder or any holder of Shares, the Company and the Warrantholder, or such holder of Shares, shall agree to contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, including, but not limited to, all costs of defense and investigation and all attorneys'
fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations in the same manner as provided by the parties in the Dealer Manager Agreement.

14. NOTICES.

Any notice given pursuant to this Agreement by the Company or by the Warrantholder shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail, return receipt requested:

(a)      If to the Warrantholder, addressed to:

         Behringer Securities LP
         1323 North Stemmons Freeway
         Suite 202
         Dallas, Texas 75207
         Attention:  Chief Operating Officer and Chief Legal Officer

(b)      If to the Company, addressed to:

         Behringer Harvard REIT I, Inc.
         1323 North Stemmons Freeway
         Suite 210
         Dallas, Texas 75207
         Attention:  Operating Officer and Chief Legal Officer


Each party hereto may, from time to time, change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

15. PARTIES IN INTEREST.

Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrantholder and, to the extent expressed, any holder of Shares, any person controlling the Company or the Warrantholder or any holder of Shares, directors of the Company, nominees for directors (if any) named in the prospectus for the Offering, or officers of the Company who have signed the registration statement, any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole an exclusive benefit of the aforementioned parties.

16. SUCCESSORS.

All the covenants and provisions of this Agreement by or for the benefit of the parties listed in Section 15 above shall bind and inure to the benefit of their respective executors, administrators, successors and assigns hereunder; provided, however, that the rights of the Warrantholder or holder of Shares shall be assignable only to those persons and entities specified in Section 1, Subsection (D) thereof, in which event such assignee shall be bound by each of the terms and conditions of this Agreement.

17. MERGER OR CONSOLIDATION OF THE COMPANY.

The Company shall not merge or consolidate with or into any other corporation or sell all or substantially all of its property to another corporation, unless it complies with the provisions of Section 8, Subsection (F) thereof.

18. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

All statements contained in any schedule, exhibit, certificate or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated by this Agreement, shall be deemed to be representations and warranties hereunder. Notwithstanding any investigations made by or on behalf of the parties to this Agreement, all representations, warranties and agreements made by the parties to this Agreement or pursuant hereto shall survive.

19. CHOICE OF LAW.


This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Maryland, including all matters of construction, validity, performance and enforcement, and without giving effect to the principles of conflict of laws; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section.


20. JURISDICTION.

The parties submit to the exclusive jurisdiction of the Courts of the State of Texas or a Federal Court impaneled in the State of Texas for the resolution of all legal disputes arising under the terms of this Agreement.

21. ENTIRE AGREEMENT.

Except as provided herein, this Agreement, including exhibits, contains the entire agreement of the parties, and supersedes all existing negotiations, representations or agreements and all other oral, written or other communications between them concerning the subject matter of this Agreement.

22. SEVERABILITY.

If any provision of this Agreement is unenforceable, invalid or violates applicable law, such provision shall be deemed stricken and shall not affect the enforceability of any other provisions of this Agreement.

23. CAPTIONS.

The captions in this Agreement are inserted only as a matter of convenience and for reference and shall not be deemed to define, limit, enlarge or describe the scope of this Agreement or the relationship of the parties, and shall not affect this Agreement or the construction of any provisions herein.

24. COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Warrant Purchase Agreement to be duly executed as of ______________, 2002.


                                        BEHRINGER SECURITIES LP

                                        By: Harvard Property Trust, LLC
                                            General Partner



                                        By:
                                           -------------------------------------
                                           Gerald J. Reihsen, III
                                           Chief Operating Officer


                                        BEHRINGER HARVARD REIT I, INC.



                                        By:
                                           -------------------------------------
                                           Robert M. Behringer
                                           President

                                    EXHIBIT A

                         BEHRINGER HARVARD REIT I, INC.
                       SOLICITING DEALER WARRANT NO. ____

NO SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THIS WARRANT OR THE SHARES PURCHASABLE HEREUNDER SHALL BE MADE EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED. TRANSFER OF THIS WARRANT IS ALSO RESTRICTED BY THAT CERTAIN WARRANT PURCHASE AGREEMENT DATED AS OF __________, 2002, A COPY OF WHICH IS AVAILABLE FROM THE ISSUER.

                  WARRANT TO PURCHASE SHARES OF COMMON STOCK OF
                         BEHRINGER HARVARD REIT I, INC.

Exercisable commencing on __________, 200_ Void after 5:00 P.M. Eastern Standard Time on __________, 200_ (the "Exercise Closing Date").

THIS CERTIFIES that, for value received, _____________________ (the "Warrantholder"), or registered assign, is entitled, subject to the terms and conditions set forth in this Warrant (the "Warrant"), to purchase from Behringer Harvard REIT I, Inc., a Maryland corporation (the "Company" and the "Issuer"), such number of fully paid and nonassessable Shares of common stock of the Company (the "Shares") as is reflected on the books of the Company at any time during the period commencing on __________, 200__ and continuing up to 5:00 P.M. eastern standard time on __________, 200__, at $12.00 per Share, and is subject to all the terms thereof, including the limitations on transferability as set forth in that certain Warrant Purchase Agreement between Behringer Securities LP and the Company dated __________, 2002.

THIS WARRANT may be exercised by the holder thereof, in whole or in part, by the presentation and surrender of this Warrant with the form of Election to Purchase duly executed, with signature(s) guaranteed, at the principal office of the Company (or at such other address as the Company may designate by notice to the holder hereof at the address of such holder appearing on the books of the Company), and upon payment to the Company of the purchase price in cash or by certified check or bank cashier's check. The Shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such Shares. The Shares so purchased shall be registered to the holder (and, if requested, certificates issued) promptly after this Warrant shall have been so exercised and unless this Warrant has expired or has been exercised, in full, a new Warrant identical in form, but representing the number of Shares with respect to which this Warrant shall not have been exercised, shall also be issued to the holder hereof.

NOTHING CONTAINED herein shall be construed to confer upon the holder of this Warrant, as such, any of the rights as a Stockholder of the Company.


                                        BEHRINGER HARVARD REIT I, INC.



                                        By:
                                           -------------------------------------
                                           Gerald J. Reihsen, III
                                           Chief Operating Officer

                                    EXHIBIT B

                         BEHRINGER HARVARD REIT I, INC.
                              ELECTION TO PURCHASE
                            SOLICITING DEALER WARRANT

Behringer Harvard REIT I, Inc.
1323 North Stemmons Freeway
Suite 210
Dallas, Texas 75207

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Soliciting Dealer Warrant (the "Warrant") to purchase thereunder _______ shares of the common stock of Behringer Harvard REIT I, Inc. (the "Shares") pursuant to the terms and provisions of the attached Warrant and hereby tenders the following in payment of the actual exercise price thereof (the "Warrant Price"):

         [ ]  $______________ ($12.00 per Share); or

         [ ] elects to exercise its Conversion Right pursuant to Section 2(B)(ii) of the attached Warrant with respect to the number of shares of common stock having a current market price aggregating the Warrant Price in full; or

         [ ] elects to exercise its Conversion Right pursuant to Section 2(B)(ii) of the attached Warrant with respect to the number of shares of common stock having a current market price aggregating $_____________ and tenders herewith the remaining $___________ of the Warrant Price in cash.

The undersigned hereby requests that the Shares be issued in the name of:
(Please Print Name, Address and SSN or TIN of Stockholder below)

         ----------------------------------------------------

         ----------------------------------------------------

         ----------------------------------------------------

and, if said number of Shares shall not be the total possible number of Shares purchasable pursuant to the attached Warrant, that a new Warrant certificate for the balance of the Shares purchasable under the attached Warrant certificate be registered in the name of the undersigned Warrantholder or his assignee as indicated below and delivered at the address stated below:

Dated:_____________________, 200___

Name of Warrantholder or Assignee:
                                  ----------------------------------------------
                                  (Please Print)

Address:
        ------------------------------------------------------------------------

Signature:
          ----------------------------------------------------------------------

                                    EXHIBIT C

                         BEHRINGER HARVARD REIT I, INC.

                            SOLICITING DEALER WARRANT
                                   ASSIGNMENT

               (To be signed only upon assignment of the Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, transfers and conveys unto:
     ---------------------------------------------------------------------------
                (Name, Address and SSN or TIN of Assignee Below)

the attached Soliciting Dealer Warrant No. ____ (the "Warrant"), to purchase Shares of common stock of Behringer Harvard REIT I, Inc. (the "Company"), hereby irrevocably constituting and appointing the Company and/or its transfer agent as its attorney to transfer said Warrant on the books of the Company, with full power of substitution.

Dated:________________, 200__

Signature of Registered Holder:
                              --------------------------------------------------

Name of Registered Holder - Please Print:
                                         ---------------------------------------

Signature Guaranteed:
                    ------------------------------------------------------------

                                        Note: The above signature must
                                        correspond with the name as written upon the face of the attached Warrant certificate in every particular respect, without alteration, enlargement or any change whatever, unless this Warrant has previously been duly assigned.